Exhibit 10(f)20
                             FIRST AMENDMENT TO THE
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF
                       SAVANNAH ELECTRIC AND POWER COMPANY

         WHEREAS, the Board of Directors of Savannah Electric and Power Company (the "Company") heretofore adopted the Supplemental Executive Retirement Plan of Savannah Electric and Power Company, as amended and restated January 1, 1996 (the "Plan"); and

         WHEREAS, the Board of Directors of the Company desires to amend the Plan in order to clarify Article VI of the Plan regarding the payment of disability benefits and to make certain other necessary and miscellaneous technical corrections; and

         WHEREAS, the Board of Directors of the Company is authorized pursuant to Section 9.1 of the Plan to amend the Plan at any time.

         NOW, THEREFORE, effective January 1, 1996, the Board of Directors of the Company hereby amends the Plan as follows:

                                       I.

         Amend Section 1.2 of the Plan by deleting said Section in its entirety and replacing it with the following:

         1.2 Purpose. This Plan is designed and implemented for the purpose of enhancing the earnings and growth of Savannah Electric and Power Company by providing to the limited group of management employees largely responsible for such earnings and long-term growth deferred compensation in the form of supplemental retirement income benefits, thereby increasing the incentive of such key management employees to make the Company more profitable. The benefits are normally payable to Participants upon retirement, disability or death. The terms of the benefits operate in conjunction with the Participant's benefits payable under the Employees' Retirement Plan of Savannah Electric and Power Company and the Southern Company Services, Inc. Long Term Disability Plan, as adopted by Savannah Electric and Power Company, and are designed to supplement such benefits and provide the Participant with additional financial security upon retirement, disability or death.

                                       II.

         Amend Section 2.7 of the Plan by deleting said Section in its entirety and replacing it with the following:

     2.7 "Disability Benefit" shall mean a Totally Disabled Participant's actual annual disability benefit paid pursuant to the Southern Company Services, Inc. Long Term Disability Plan, as adopted by Savannah Electric and Power Company.

                                      III.

         Amend Section 2.8 of the Plan by deleting said Section in its entirety and replacing it with the following:

     2.8 "Disability Date" shall be the day first following the expiration of the "Waiting Period" as that term is set forth in the Southern Company Services, Inc. Long Term Disability Plan, as adopted by Savannah Electric and Power Company.

                                       IV.

         Amend Section 2.25 of the Plan by deleting said Section in its entirety and replacing it with the following:

     2.25 "Total Disability and Totally Disabled" shall have the same meaning as set forth in the Southern Company Services, Inc. Long Term Disability Plan, as adopted by Savannah Electric and Power Company.

                                       V.

         Amend Section 6.1(a) of the Plan by deleting said Section in its entirety and replacing it with the following:

         (a) Benefit. In the event of Total Disability prior to his Normal Retirement Date, the Participant shall become entitled to receive a disability retirement benefit commencing on his Disability Date. Such disability retirement benefit shall be determined as of the date of the Participant's Disability Date and shall be equal to 1/12th of the Participant's SERP Disability Benefit.

                                       VI.

         Amend Section 6.2(a) of the Plan by deleting said Section in its entirety and replacing it with the following:

                  (a) Benefit. Upon reaching the earlier of his Early Retirement Date and electing to retire or his Normal Retirement Date, a Participant receiving the disability retirement benefit described in Section 6.1 above shall become entitled to the disability retirement benefits as described in this
Section 6.2(a) in lieu of the retirement benefits provided in Article IV. Such benefits shall be calculated at either the Participant's Early Retirement Date as elected by the Participant or Normal Retirement Date, as the case may be, and shall be equal to the Participant's Early Retirement Benefit, and associated Eligible Spouse's benefit, or Normal Retirement Benefit, and associated Eligible Spouse's benefit, as the case may be, as described in Sections 4.1 and 4.2, as if such disabled Participant had actually retired upon his Early Retirement Date or his Normal Retirement Date with the prior period of Total Disability being treated as Credited Service; provided, however, that in determining such Early Retirement Benefit or Normal Retirement Benefit, as the case may be, the Participant's Final Average Salary shall be calculated as of his Disability Date.

                                      VII.

         Amend Section 10.9 of the Plan by deleting said Section in its entirety and replacing it with the following:

         10.9 Age Differential of Spouse. If a Participant's Eligible Spouse at the time of commencement of a i) Normal Retirement Benefit; ii) Early Retirement Benefit; iii) Postponed Retirement Benefit; iv) Pre-Retirement Death Benefit; or
v) Severance Benefit is more than ten years younger than the Participant, the monthly benefits payable hereunder shall be reduced actuarially using actuarial assumptions under Section 1.15 of the Pension Plan and assuming that the Eligible Spouse is ten years older than such spouse's attained age.

         IN WITNESS WHEREOF, the Company, through its duly authorized officer, has adopted this First Amendment to the Supplemental Executive Retirement Plan of Savannah Electric and Power Company this ________ day of _____________________, 1996.

                                     SAVANNAH ELECTRIC AND POWER COMPANY



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